XL Capital Ltd

XL House

One Bermudiana Road

Hamilton HM 11
Bermuda

Phone: (441) 292-8515

Fax: (441) 292-5280

Press Release

Contact:	David Radulski Investor Relations (441) 294-7460	Carol A. Parker Trott Media Relations (441) 294-7290

XL CAPITAL LTD ANNOUNCES FINANCIAL REPORTING CHANGES

HAMILTON, BERMUDA — July 13, 2007 — XL Capital Ltd (NYSE: XL) (“XL” or the “Company”) today announced changes to the Company’s financial reporting presentation to reflect XL’s previously announced realignment of its reporting segments. These financial reporting changes will take effect beginning with the Company’s second quarter 2007 financial results, which will be released on July 24, 2007. In order to facilitate comparability to historical results, the Company has posted to its website (www.xlcapital.com) a document that includes an example, using XL’s March 31, 2007 data, of the segment information presentation that will be included in XL’s future quarterly Financial Supplements.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of March 31, 2007, XL Capital Ltd had consolidated assets of approximately $62.1 billion and consolidated shareholders’ equity of $11.3 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

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